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ASSET MANAGEMENT

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

Aventura Mall Trust 2018-AVM,

Commercial Mortgage Pass-Through

Certificates Series 2018-AVM (the “Trust”)

I, James P. Shevlin, on behalf of CWCapital Asset Management LLC, as Special Servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the reporting period and the Certifying Servicer’s performance under the Trust and Servicing Agreement; and

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Trust and Servicing Agreement in all material respects throughout such year.

Date: March 1, 2019

CWCAPITAL ASSET MANAGEMENT LLC,

as Special Servicer

By: /s/ James P Shevlin

Name: James P. Shevlin

Title: President/Chief Operating Officer

7501 Wisconsin Avenue | Suite 500 West | Bethesda, MD | 20814